EXHIBIT 77Q1 (E)
UBS MUNICIPAL MONEY MARKET SERIES
SUB-ADVISORY AND SUB-ADMINISTRATION AGREEMENT
Contract made as of March 1, 2004, between UBS Financial Services Inc.
UBS Financial Services, a Delaware corporation registered as a broker-dealer under the Securities Exchange Act of 1934, as amended
1934 Act, and as an investment adviser under the Investment Advisers
Act of 1940, as amended Advisers Act, and UBS Global Asset Management
(US) Inc. (UBS Global AM), a Delaware corporation registered as a broker-dealer under the 1934 Act and as an investment adviser under the
Advisers Act.
WHEREAS, UBS Financial Services has entered into an Investment Advisory and Administration Contract dated April 13, 1995 (Advisory Contract)
with UBS Municipal Money Market Series (Fund), an open-end investment company registered under the Investment Company Act of 1940, as amended
(1940 Act), which offers for public sale distinct series of shares of beneficial interest (Series), each corresponding to a distinct portfolio;
and
WHEREAS, under the Advisory Contract UBS Financial Services has agreed to provide certain investment advisory and administrative services to the
Series as now exist and as hereafter may be established; and
WHEREAS, the Advisory Contract authorizes UBS Financial Services to delegate certain of its duties as investment adviser and administrator under the
Advisory Contract to a sub-adviser or sub-administrator; and
         WHEREAS, UBS Financial Services wishes to retain UBS Global AM as sub-adviser and sub-administrator to provide certain investment advisory and administrative services to UBS Financial Services and each Series of the Fund as listed in Schedule A to this agreement, as such schedule may be revised from time to time, and UBS Global AM is willing to render such services as described herein upon the terms set forth below:
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:
1.	Appointment.  UBS Financial Services hereby appoints UBS Global AM
	as its sub-adviser and sub-administrator with respect to each Series,
	and UBS Global AM accepts such appointment and agrees that it will
	furnish the services set forth in Paragraph 2 below.
2.	Services and Duties of UBS Global AM.
(a) 	Subject to the supervision of the Board of Trustees (Board) and UBS
	Financial Services, UBS Global AM will provide a continuous investment
	program for each Series, including investment research and management
	with respect to all securities, investments and cash equivalents held
	in the portfolio of each Series.  UBS Global AM will determine from
	time to time what investments will be purchased, retained or sold by
	each Series.  UBS Global AM will be responsible for placing purchase
	and sale orders for investments and for other related transactions.
	UBS Global AM will provide services under this agreement in accordance
	with the Series investment objective, policies and restrictions as
	stated in the Series Prospectuses.
(b) 	UBS Global AM agrees that, in placing orders with brokers, it will
	attempt to obtain the best net result in terms of price and execution;
	provided that, on behalf of any Series, UBS Global AM may, in its
	discretion, effect securities transactions with brokers and dealers
	who provide the Series with research, analysis, advice and similar
	services, and UBS Global AM may pay to those brokers and dealers,
	in return for brokerage and research services and analysis, a higher
	commission than may be charged by other brokers and dealers, subject
	to UBS Global AM determining in good faith that such commission is
	reasonable in terms either of the particular transaction or of the
	overall responsibility of UBS Global AM and its affiliates to such
	Series and its other clients, and that the total commissions paid
	by such Series will be reasonable in relation to the benefits to
	such Series over the long term.  In no instance will portfolio
	securities be purchased from or sold to UBS Financial Services,
	UBS Global AM or any affiliated person thereof, except in accordance
	with the federal securities laws and the rules and regulations
	thereunder, or any applicable exemptive orders.  Whenever UBS Global
	AM simultaneously places orders to purchase or sell the same security
	on behalf of a Series and one or more other accounts advised by
	UBS Global AM, such orders will be allocated as to price and amount
	among all such accounts in a manner believed to be equitable to each
	account. The Fund recognizes that in some cases this procedure may
	adversely affect the results obtained for a Series.
(c) 	UBS Global AM will oversee the maintenance of all books and records
	with respect to the securities transactions of each Series and will
	furnish the Board with such periodic and special reports as UBS
	Financial Services or the Board reasonably may request.  In compliance
	with the requirements of Rule 31a-3 under the 1940 Act, UBS Global AM
	hereby agrees that all records which it maintains for the Fund are
	the property of the Fund, agrees to preserve for the periods prescribed
	by Rule 31a-2 under the 1940 Act any records which it maintains for the
	Fund and which are required to be maintained by Rule 31a-1 under the
	1940 Act, and further agrees to surrender promptly to the Fund any
	records which it maintains for the Fund upon request by the Fund.
(d) 	UBS Global AM will oversee the computation of the net asset value and
	net income of each Series as described in the currently effective
	registration statement of the Fund under the Securities Act of 1933,
	as amended, and 1940 Act and any supplements thereto
	(Registration Statement) or as more frequently requested by the Board.
(e) 	UBS Global AM will assist in administering the affairs of the Fund and
	each Series, subject to the supervision of the Board and UBS Financial
	Services, and further subject to the following understandings:
(i)	UBS Global AM will supervise all aspects of the operation of the Fund
	and each Series except as hereinafter set forth; provided, however,
	that nothing herein contained shall be deemed to relieve or deprive
	the Board of its responsibility for and control of the conduct of
	affairs of the Fund and each Series.
(ii)	UBS Global AM will provide the Fund and each Series with such
	administrative
	and clerical personnel (including officers of the Fund) as are reasonably
	deemed necessary or advisable by the Board and UBS Financial Services,
	and UBS Global AM will pay the salaries of all such personnel.
(iii)	UBS Global AM will provide the Fund and each Series with such
	administrative
	and clerical services as are reasonably deemed necessary or advisable
	by the Board and UBS Financial Services, including the maintenance of
	certain of the books and records of the Fund and each Series.
(iv)	UBS Global AM will arrange, but not pay for, the periodic preparation,
	updating, filing and dissemination (as applicable) of the Funds
	Registration Statement, proxy material, tax returns and reports to
	shareholders of each Series, the Securities and Exchange Commission and
	other appropriate federal or state regulatory authorities.
(v)	UBS Global AM will provide the Fund and each Series with, or obtain for
	it, adequate office space and all necessary office equipment and services,
	including telephone service, heat, utilities, stationery supplies and
	similar items.
3.	Duties Retained by UBS Financial Services.  UBS Financial Services will
	continue to provide to the Board and each Series the services described
	in subparagraph 3(e) of the Advisory Contract.
4.	Further Duties.  In all matters relating to the performance of this
	Contract, UBS Global AM will act in conformity with the Funds Declaration
	of Trust, By-Laws and Registration Statement of the Fund and with the
	written instructions and directions of the Board and UBS Financial Services,
	and will comply with the requirements of the 1940 Act, the Investment
	Advisers Act of 1940 (Advisers Act), the rules thereunder, and all other
	applicable federal and state laws and regulations.
5.	Services Not Exclusive.  The services furnished by UBS Global AM hereunder
	are not to be deemed exclusive, and UBS Global AM shall be free to furnish
	similar services to others so long as its services under this Contract are
	not impaired thereby.  Nothing in this Contract shall limit or restrict the
	right of any director, officer or employee of UBS Global AM, who may also
	be a trustee, officer or employee of the Fund, to engage in any other
	business or to devote his or her time and attention in part to the management
	or other aspects of any other business, whether of a similar nature or a
	dissimilar nature.
6.	Expenses.  During the term of this Contract, UBS Global AM will pay all
	expenses incurred by it in connection with its services under this Contract.
7.	Compensation. For the services provided and expenses assumed by UBS
	Global AM pursuant to this Contract with respect to each Series, UBS
	Financial Services will pay to UBS Global AM a percentage of the fee received
	by UBS Financial Services pursuant to the Advisory Contract with respect to
	such Series, such percentage to be equal to, on an annual basis, 0.08% of
	such Series average daily net assets, such compensation to be paid monthly.
8.	Limitation of Liability.  UBS Global AM and its delegates will not be liable
	for any error of judgment or mistake of law or for any loss suffered by UBS
	Financial Services or the Fund or the shareholders of any Series in connection
	with the performance of this Contract, except a loss resulting from willful
	misfeasance, bad faith or gross negligence on its part in the performance
	of its duties or from reckless disregard by it of its obligations and duties
	under this Contract.  Any person, even though also an officer, director,
	employee, or agent of UBS Global AM, who may be or become an officer,
	trustee, employee or agent of the Fund, shall be deemed, when rendering
	services to any Series of the Fund or acting with respect to any business
	of such Series or the Fund, to be rendering such services to or acting
	solely for the Series or the Fund and not as an officer, director,
	employee, or agent or one under the control or direction of UBS
	Global AM even though paid by it.
9.	Duration and Termination.
(a)	This Contract will become effective upon the date first above written,
	provided that, with respect to any Series, this Contract shall not take effect
	unless it has first been approved (i) by a vote of a majority of those trustees
	of the Fund who are not parties to this Contract or interested persons of any
	such party, cast in person at a meeting called for the purpose of voting on
	such approval, and (ii) by the Board or with respect to any given Series,
	by vote of a majority of the outstanding voting securities of such Series.
(b)	Unless sooner terminated as provided herein, this Contract will continue in
	effect for two years from the above written date.  Thereafter, if not
	terminated, this Contract will continue automatically for successive periods
	of twelve months each, provided that such continuance is specifically approved
	at least annually (i) by a vote of a majority of those trustees of the Fund
	who are not parties to this Contract or interested persons of any such party,
	cast in person at a meeting called for the purpose of voting on such approval,
	and (ii) by the Board or, with respect to any given Series, by vote of a
	majority of the outstanding voting securities of such Series.
(c)	Notwithstanding the foregoing, with respect to any Series, this Contract may
	be terminated by any party hereto at any time, without the payment of any
	penalty, on sixty days written notice to the other party; this Contract also
	may be terminated at any time, without the payment of any penalty, by vote of
	the Board or by a vote of a majority of the outstanding voting securities of
	such Series on sixty days written notice to UBS Global AM and UBS Financial
	Services.  Termination of this Contract with respect to any given Series
	shall in no way affect the continued validity of this Contract or the
	performance thereunder with respect to any other Series.  This Contract
	will terminate automatically in the event of its assignment
	or upon termination of the Advisory Contract.
10.	Amendment of this Agreement.  No provision of this Contract may be changed,
	waived, discharged or terminated orally, but only by an instrument in
	writing signed by the party against which enforcement of the change,
	waiver, discharge or termination is sought, and no amendment of this
	Contract as to any given Series shall be effective until approved by vote
	of a majority of such Series outstanding voting securities.
11.	Governing Law.  This Contract shall be construed in accordance with the laws
	of the State of Delaware without giving effect to the conflicts of laws
	principles thereof and the 1940 Act, provided, however, that Section 12 will
	be construed in accordance with the laws of the Commonwealth of Massachusetts.
	To the extent that the applicable laws of the State of Delaware or the
	Commonwealth of Massachusetts conflict with the applicable provisions of the
	1940 Act, the latter shall control.
12.	Limitation of Liability of the Trustees and Shareholders of the Trust.
	No Trustee, shareholder, officer, employee or agent of any Series shall be
	liable for any obligations of any Series or the Fund under this Contract,
	and UBS Global AM agrees that, in asserting any rights or claims under this
	Contract, it shall look only to the assets and property of the Fund in
	settlement of such right or claim, and not to such Trustee, shareholder,
	officer, employee or agent.  The Fund represents that a copy of its
	Declaration of Trust is on file with the Secretary of the Commonwealth
	of Massachusetts and the Boston City Clerk.
13.	Miscellaneous.  The captions in this Contract are included for convenience
	of reference only and in no way define or delimit any of the provisions
	hereof or otherwise affect their construction or effect.  If any provision
	of this Contract shall be held or made invalid by a court decision, statute,
	rule or otherwise, the remainder of this Contract shall not be affected
	thereby.  This Contract shall be binding upon and shall inure to the benefit
	of the parties hereto and their respective successors.  As used in this
	Contract, the terms majority of the outstanding voting securities,
	affiliated person, interested person, assignment, broker,
	investment adviser, net assets, sale, sell and security shall
	have the same meaning as such terms have in the 1940 Act, subject to such
	exemption as may be granted by the SEC by any rule, regulation or order.
	Where the effect of a requirement of the federal securities laws reflected
	in any provision of this Agreement is affected by a rule, regulation or order
	of the SEC, whether of special or general application, such provision shall be
	deemed to incorporate the effect of such rule, regulation or order.
        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be
	executed
	by their duly authorized signatories as of the date and year first above
	written.
Attest:

/s/ Bruce A. Bursey
UBS Financial Services Inc.

By: /s/ Ron Safir
Name: Bruce A. Bursey
Title: EVP
Name: Ron Safir
Title:  Executive Vice President


Attest:

/s/ David M. Goldenberg
UBS Global Asset Management (US) Inc.

By: /s/ Paul Schubert
Name: David M. Goldenberg
Title: Executive Vice President
Name: Paul Schubert
Title: Executive Director



SCHEDULE A
1. 	UBS Municipal Money Market Series - UBS RMA New Jersey Municipal Money Fund